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                                                                     EXHIBIT 4.1

REGISTERED                             REGISTERED
NO. FXR                                PHARMACEUTICAL BOXES:
                                       CUSIP:  61744Y520

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Unless and until it is exchanged in whole or in part for Securities in a definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                        MORGAN STANLEY DEAN WITTER & CO.
             PHARMACEUTICAL BASKET OPPORTUNITY EXCHANGEABLE SECURITY
                              DUE OCTOBER 30, 2031

            Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assignees, an amount of cash equal to the Cash Settlement Value, as determined in accordance with the provisions set forth under "Cash Settlement Value Payable at Maturity or upon Exchange or Issuer Redemption" on the reverse hereof, due with respect to each Pharmaceutical BOXES evidenced hereby on the Maturity Date specified on the reverse hereof (except to the extent redeemed or exchanged prior to the Maturity
Date) and to pay interest thereon as specified under "Interest Rate" on the reverse hereof, from and including the relevant Calculation Commencement Date until such Cash Settlement Value is paid or duly made available for payment, quarterly in arrears on each Interest Payment Date, commencing on the Interest Payment Date following the Original Issue Date, and on any Early Redemption Date or Exchange Date. The interest so payable on any Interest Payment Date shall be paid to the person in whose name this Registered Global Security (or one or more predecessor Registered Global Securities) is registered at the close of business on the Record Date immediately preceding such Interest Payment Date.

            Payment of the Cash Settlement Value of each of the Pharmaceutical BOXES represented by this Registered Global Security and the interest due at maturity (or on any Early Redemption Date or Exchange Date) shall be made in immediately available funds upon surrender of this Registered Global Security at the office or agency of the Issuer, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine (the "Paying Agent"), in U.S. dollars. Payments of interest, other than interest due at maturity (or on any Early Redemption Date or Exchange
Date), shall be


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made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Registered Global Security register. A Holder of Pharmaceutical BOXES or more shall be entitled to receive payments of interest, other than interest due at maturity (or on any Early Redemption Date or Exchange Date), by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

            Reference is hereby made to the further provisions of this Registered Global Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used herein have the meanings specified on the reverse hereof. Capitalized terms defined in the Senior Indenture (as defined on the reverse hereof) and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Registered Global Security shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.




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            IN WITNESS WHEREOF, the Issuer has caused this Registered Global
Security to be duly executed.

DATED:  November 26, 2001              MORGAN STANLEY DEAN WITTER & CO.


                                       By:
                                          --------------------------------------
                                          Name:  Alexander C. Frank
                                          Title:  Treasurer

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Senior Indenture.

JPMORGAN CHASE BANK,
  as Trustee


By:
   ------------------------------------
   Authorized Officer






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                               REVERSE OF SECURITY

            This Registered Global Security is one of the duly authorized debt securities of the Issuer (the "Securities" and, individually, a "Security") issued or to be issued under and pursuant to an Amended and Restated Senior Indenture dated as of May 1, 1999, as supplemented by a First Supplemental Senior Indenture, dated as of September 15, 2000, each between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor Trustee under the Senior Indenture) (as it may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein. This security is a Registered Global Security of a series of Securities designated as the Pharmaceutical Basket Opportunity Exchangeable Securities due October 30, 2031 of the Issuer (the "Pharmaceutical BOXES"). The aggregate number of Pharmaceutical BOXES which may be authenticated and delivered under the Senior Indenture is initially limited to , except for Pharmaceutical BOXES authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Pharmaceutical BOXES pursuant to Sections 2.08, 2.09,
2.11 or 8.05 of the Senior Indenture; PROVIDED, however, that the Issuer may "reopen" the series of Pharmaceutical BOXES and issue additional securities of that series. REFERENCES TO "EACH PHARMACEUTICAL BOXES" OR ANY SIMILAR PHRASE DENOTING A SINGULAR PHARMACEUTICAL BOXES SHALL BE DEEMED TO REFER TO A SINGLE PHARMACEUTICAL BOXES REPRESENTING THE RIGHT TO RECEIVE THE CASH SETTLEMENT VALUE (AS DEFINED HEREIN) ON THE MATURITY DATE OR ON ANY EXCHANGE DATE OR EARLY REDEMPTION DATE.

            The Pharmaceutical BOXES shall not be subject to any sinking fund and shall not be redeemable at the option of the Issuer or repayable at the option of the Holder prior to maturity, except as described below.

            The following additional provisions shall apply to the Pharmaceutical BOXES:

Maturity Date...................   October 30, 2031.

Original Issue Date.............   November 26, 2001.

Business Day....................   Any day except Saturday, Sunday and any day
                                   that is in The City of New York a legal
                                   holiday or a day on which banking
                                   institutions or securities exchanges are authorized or required by law or other governmental action to close.

Trading Day.....................   A day on which securities are traded on each
                                   of the principal U.S. securities exchanges or trading systems on which the Underlying
                                   Stocks are then listed or quoted.


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Underlying Stocks...............   The securities, whether common stocks or
                                   American Depositary Receipts ("ADRs"),
                                   included in the DGE Index or a Successor
                                   Index established pursuant to the terms
                                   hereof, as adjusted from time to time.

DGE Index.......................   The AMEX Equal Weighted Pharmaceutical Index
                                   as published by The American Stock Exchange
                                   LLC (the "American Stock Exchange").

Exchange Notice Date............   Beginning December 26, 2001, any Trading Day
                                   on which a Holder delivers a valid and duly completed official Notice of Exchange, as described under "Exchange Right," to the Issuer (which must be acknowledged by the Issuer), except that no Exchange Notice Date may occur on or after the sixth Trading Day prior to the Maturity Date or an Early
                                   Redemption Date.

Exchange Date...................   The date on which the exercise of a Holder's
                                   Exchange Right is settled. The Exchange Date shall be the regular way settlement date for securities transactions occurring on the
                                   Exchange Notice Date, but it may be later than such date if: (i) the Holder fails timely to deliver its Pharmaceutical BOXES to the Trustee or to fulfill the conditions of its exchange in accordance with "Exchange
                                   Right" below; or (ii) in certain
                                   circumstances, a Market Disruption Event has occurred. See "Determination Date," "Exchange
                                   Right" and "Market Disruption Event" below.

Cash Settlement Value Payable at
Maturity or upon Exchange or
Issuer Redemption...............   Each Pharmaceutical BOXES is exchangeable on
                                   the Maturity Date, an Early Redemption Date or any Exchange Date, as applicable, for an amount of cash equal to the sum of the Exchange Values of each of the Underlying
                                   Stocks, determined by the Calculation Agent on the appropriate Determination Date.

Exchange Value..................   The Exchange Value for each Underlying Stock
                                   shall be calculated by the Calculation Agent by multiplying (a) the Underlying Stock's
                                   Exchange Ratio by (b) the Underlying Stock's
                                   Market Price on the applicable Determination
                                   Date.

Determination Date..............   The date on which the Exchange Value is
                                   calculated in accordance with the following four paragraphs.

                                   For purposes of calculating the Cash
                                   Settlement Value


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                                   payable on the Maturity Date, the Exchange
                                   Value for an Underlying Stock shall be
                                   calculated on the sixth Trading Day
                                   immediately prior to the Maturity Date,
                                   unless there is a Market Disruption Event with respect to such Underlying Stock on such date.

                                   For purposes of calculating the Cash
                                   Settlement Value payable on any Early
                                   Redemption Date, the Exchange Value for an
                                   Underlying Stock shall be calculated on the sixth Trading Day immediately prior to the Early Redemption Date, unless there is a Market Disruption Event with respect to such Underlying Stock on such date.

                                   For purposes of calculating the Cash
                                   Settlement Value payable on any Exchange
                                   Date, the Exchange Value for an Underlying
                                   Stock shall be calculated on the Exchange
                                   Notice Date, unless there is a Market
                                   Disruption Event with respect to such
                                   Underlying Stock on such date.

                                   If a Market Disruption Event occurs with respect to an Underlying Stock on the day its Exchange Value is scheduled to be calculated for purposes of determining the Cash Settlement Value payable, the Determination Date shall be the immediately succeeding Trading Day on which no Market Disruption Event has occurred with respect to such Underlying Stock. The Determination Date for any Underlying Stock, however, shall be no later than (i) the second Trading Day preceding the Maturity Date; (ii) the second Trading Day preceding the Early Redemption Date; or (iii) the third Trading Day following an Exchange Notice Date, as the case may be. If a Market Disruption Event occurs on the date specified in clause (i),
                                   (ii) or (iii) of the preceding sentence with respect to any Underlying Stock for which the Exchange Value has not previously been determined, then the Exchange Value of such Underlying Stock shall be calculated on such date using the Market Price determined by the Calculation Agent as described below under "Market Price."

                                   No adjustment to any Exchange Ratio or the Cash Settlement Value payable by the Issuer for each Pharmaceutical BOXES on the Maturity Date, Early Redemption Date, Exchange Date, or the appropriate settlement date in the case of a Market Disruption Event, as applicable, shall be made as a result of any corporate event occurring after the close of business on the


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                                   applicable Determination Date.

Minimum Denominations...........   100 Pharmaceutical BOXES and integral
                                   multiples thereof.

Interest Payment Dates..........   The 30th day of each March, June, September
                                   and December, commencing on December 30, 2001, and the Maturity Date, or if any such day is not a Business Day, the immediately following Business Day. Interest Payment
                                   Dates are subject to adjustment in certain circumstances relating to the early redemption of the BOXES. See "Issuer
                                   Redemption Right" below.

Record Dates....................   Either the 15th day of the month following
                                   the applicable Quarterly Calculation Period or an Early Redemption Date, in the case of base coupon amounts; the 15th day of November following the relevant Annual Calculation
                                   Period, in the case of supplemental coupon amounts; or the Maturity Date in the case of base and supplemental coupon amounts payable at maturity, whether or not any such day is a Business Day.

Interest Rate ..................   The Issuer shall pay interest on each
                                   Pharmaceutical BOXES, as follows:

                                       (i) The Issuer shall pay, for each
                                       Pharmaceutical BOXES, a base coupon
                                       quarterly on each Interest Payment Date, commencing on the Interest Payment Date occurring in March 2002. The quarterly base coupon per Pharmaceutical BOXES shall equal the sum of (a) each cash dividend or cash distribution other than dividends or distributions described in clause (b) below, if any, on any Underlying Stock at its respective Exchange Ratio and for which the "ex-dividend" date has occurred during the related Quarterly Calculation Period; and (b) each Extraordinary Dividend, if any, paid on any Underlying Stock, at its respective Exchange Ratio, during such Quarterly Calculation Period; PROVIDED that the base coupon shall not include any dividends or distributions referred to in clause (a) or (b) above whose value the American Stock Exchange or any successor publisher of the DGE Index or a Successor Index incorporates into the DGE Index or a Successor Index. Except as otherwise provided in the last paragraph of this subsection, cash dividends or other cash distributions on an Underlying Stock shall be considered to have accrued for purposes of


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                                   calculating base coupon amounts as of the
                                   "ex-dividend" date (in the case of cash
                                   dividends and distributions referred to in clause (a) above) or the date the dividend or distribution is paid (in the case of dividends and distributions referred to in clause (b) above). The quarterly base coupon shall be reduced by withholding taxes that would be imposed on those cash amounts, with respect to Underlying Stocks of non-U.S. issuers, if paid to a U.S. portfolio investor and any foreign currency conversion fees or other similar amounts that would be deducted from cash amounts if paid to a U.S. portfolio investor. The "ex-dividend" date for an Underlying Stock is the date on and after which transactions in that Underlying Stock on an organized securities exchange or trading system no longer carry the right to receive a dividend or distribution.

                                   Accrued but unpaid base coupon amounts are also payable by the Issuer upon the Holder's exercise of its exchange right, upon any Issuer redemption of the Pharmaceutical BOXES and at maturity of the Pharmaceutical BOXES. The base coupon amounts the Holder shall receive upon exchange shall be calculated up to and including the Exchange Notice Date or up to but excluding the sixth Trading Day prior to the Early Redemption Date or Maturity Date, as the case may be.

                                   The commencement dates (the "Calculation
                                   Commencement Dates") for the Quarterly
                                   Calculation Periods for base coupons shall be the 30th day of January, April, July and October, PROVIDED that the Calculation Commencement Date for the initial Quarterly Calculation Period shall be the Original Issue Date. Base coupon amounts shall be calculated by the Calculation Agent from, and including, one Calculation Commencement Date to, but excluding, the next Calculation Commencement Date (a "Quarterly Calculation Period"). The Interest Payment Date related to each Quarterly Calculation Period shall be either the Interest Payment Date that is two months following the last day of such Quarterly Calculation Period or, with respect to the final Quarterly Calculation Period, the Maturity Date or the Early Redemption Date, as applicable. The Calculation Agent shall notify the


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                                   Trustee and DTC, on which notice the Trustee
                                   and DTC may conclusively rely, of the base coupon amounts payable per each Pharmaceutical BOXES on or before the second Trading Day immediately following the last day of the applicable Quarterly Calculation Period, and base coupon amounts shall be paid to Holders of record on the applicable Record Date.

                                   "Extraordinary Dividend" shall mean (x) the full amount per share of any cash dividend or other cash distribution that is identified as an extraordinary or special dividend or distribution by the issuer of the relevant Underlying Stock, or in the case of Underlying Stocks in the form of ADRs, the issuer of the stock evidenced by the ADR, including, regardless of whether identified by such issuer as extraordinary or special, any cash dividends or cash amounts paid on an Underlying Stock as a result of a merger, reorganization or other corporate event involving an issuer of the Underlying Stock;
                                   (y) any cash dividend or other cash
                                   distribution with respect to an Underlying
                                   Stock that exceeds the immediately preceding non-extraordinary cash dividend for that Underlying Stock by an amount equal to at least 1% of the closing price of the Underlying Stock on the Trading Day preceding the "ex-dividend" date for the payment of such cash dividend or other cash distribution; or (z) the cash value of any non-cash dividend or distribution on an Underlying Stock.

                                   The cash value of a non-cash dividend or distribution (or any portion of a non-cash dividend or distribution) that is paid in Marketable Securities shall be an amount equal to the Market Price of those Marketable Securities on the Trading Day immediately following the day on which the non-cash distribution is paid times the number of shares or notes of those Marketable Securities paid per units of the relevant Underlying Stock. The cash value of a non-cash dividend or distribution (or any portion of a non-cash dividend or distribution) that is not paid in Marketable Securities shall be an amount equal to the market value of such non-cash dividend or distribution per share of the relevant Underlying Stock on the date on which such dividend or distribution is paid, as determined by a nationally


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                                   recognized independent investment bank the
                                   Calculation Agent retains for such purpose, whose determination shall be final.

                                   "Marketable Securities" are any perpetual equity securities that are listed on a U.S. national securities exchange or reported by the Nasdaq National Market.

                                   Base coupon amounts shall accrue on the
                                   Pharmaceutical BOXES with respect to an
                                   Underlying Stock only if the Underlying Stock was included in the DGE Index on or prior to the Record Date for the related cash dividend or other cash payment on the Underlying Stock. Base coupon amounts payable in respect of each Pharmaceutical BOXES shall be calculated on the basis of the cash dividends paid in respect of each share of Underlying Stock, or in the case of Underlying Stocks in the form of ADRs, each ADR represented by such Pharmaceutical BOXES, based on the applicable Exchange Ratios on the day prior to the ex-dividend date for such dividend. Holders shall not receive any non-cash dividends or distributions on any Underlying Stock.

                              (ii) On the Interest Payment Date occurring in
                                   December of each year, commencing December
                                   2002, the Issuer shall also pay an annual supplemental coupon on each Pharmaceutical BOXES, which shall accrue at an annual rate of 0.05% of the lesser of one thirtieth of the Closing Value of the DGE Index on November 20, 2001 and one thirtieth of the average closing value of the DGE Index during the preceding Annual Calculation Period. For purposes of calculating the annual supplemental coupon, the average closing value of the DGE Index during the preceding Annual Calculation Period shall equal the sum of the Closing Values of the DGE Index on each Trading Day in such Annual Calculation Period divided by the number of Trading Days in such Annual Calculation Period. The fraction used in calculating supplemental coupon amounts (the "Supplemental Coupon Fraction"), initially one thirtieth, is subject to adjustment as described under "Adjustments to the Pharmaceutical BOXES" hereunder. Each annual calculation period (an "Annual Calculation Period") shall commence on


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                                   and include the 30th day of each October and
                                   extend to, but exclude, the 30th day of the following October (except that the first Annual Calculation Period shall commence on and include the Original Issue Date and the final Annual Calculation Period shall extend to, but exclude, the 15th day prior to the Maturity Date or (except as provided below under "Alternate Exchange Calculation in Case of an Event of Default") the date of acceleration, as the case may be). The Calculation Agent shall notify the Trustee and DTC, on which notice the Trustee and DTC may conclusively rely, of the annual supplemental coupon amount payable per each Pharmaceutical BOXES on or before the second Trading Day immediately following the last day of the applicable Annual Calculation Period, and annual supplemental coupons shall be paid to Holders of record on the Record Date following the relevant Annual Calculation Period or, in the case of the annual supplemental coupon payable at maturity or upon acceleration, Holders of record on the Maturity Date or the date of acceleration, as the case may be.

                                   Annual supplemental coupons shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid supplemental coupon amounts shall be payable by the Issuer on the Maturity Date but not upon a Holder's exercise of its Exchange Right or the Issuer's exercise of its Issuer Redemption Right. Accrued but unpaid supplemental coupon amounts paid on the Maturity Date shall be accrued through the Trading Day immediately prior to the Maturity Date.

Early Redemption Notice Date....   The date, if any, on which the Issuer
                                   exercises its Issuer Redemption Right with respect to the Pharmaceutical BOXES, as described under "Issuer Redemption Right" and "Discontinuance of the DGE Index; Successor
                                   Index; Issuer Redemption Right" hereunder.

Closing Value...................   The closing value of the DGE Index or any
                                   Successor Index as reported by the American
                                   Stock Exchange or another entity publishing a Successor Index on a specified date.

Exchange Right..................   Beginning December 26, 2001, a Holder of
                                   Pharmaceutical BOXES may, subject to the Minimum Exchange Amount, exchange each
                                   Pharmaceutical


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                                   BOXES held by it for its Cash Settlement
                                   Value, plus accrued but unpaid base coupon amounts up to and including the applicable Exchange Notice Date, by taking the following steps through normal clearing system channels: (i) duly complete an Official Notice of Exchange, attached as Annex A hereto; (ii) deliver such Official Notice of Exchange to the Issuer (which must be acknowledged by the Issuer) before 12:00 p.m. (New York City time) on any Trading Day before the sixth Trading Day prior to the Maturity Date or an Early Redemption Date; and (iii) transfer the Pharmaceutical BOXES to be exchanged to the Trustee on the Issuer's behalf on or prior to 10:00 a.m. (New York City time) on the Exchange Date.

                                   If an Official Notice of Exchange is received by the Issuer after 12:00 p.m. (New York City time) on any Trading Day or on any day that is not a Trading Day, such notice shall not be effective, and a new Official Notice of Exchange must be validly submitted in order for a Holder of Pharmaceutical BOXES to exercise its Exchange Right on any future Trading Day.

                                   Subject to the Holder's proper instruction as aforesaid, the Issuer shall, on the Exchange Date, deliver the Cash Settlement Value for each Pharmaceutical BOXES exchanged, plus accrued but unpaid base coupon amounts, to the Trustee for payment to the Holder for regular way settlement through the facilities of The Depository Trust Company, or any successor depositary ("DTC"), unless there is a Market Disruption Event with respect to any of the Underlying Stocks on the Exchange Notice Date on which the Holder delivered a duly completed Official Notice of Exchange acknowledged by the Issuer (and, so long as the regular way settlement date is three Trading Days after such Exchange Notice Date, a Market Disruption Event occurs or is continuing with respect to such Underlying Stock(s) on the Trading Day following the Exchange Notice Date).

                                   If there is no such Market Disruption Event with respect to any of the Underlying Stocks on such Exchange Notice Date, prior to 11:00 a.m. on the first Business Day immediately succeeding such Exchange Notice Date, the Issuer shall cause the Calculation Agent to provide written notice to the Trustee and DTC at their respective New York offices, on which notice the Trustee and DTC

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                                   may conclusively rely, (i) of its receipt of
                                   any such "Official Notice of Exchange"; and
                                   (ii) of the total amount of cash to be paid, equaling the product of such Cash Settlement Value plus accrued but unpaid base coupon amounts and the total number of Pharmaceutical BOXES to be exchanged.

                                   If there is such a Market Disruption Event, settlement shall occur on the later of (i) the regular way settlement date; and (ii) the second Trading Day after the last Determination Date on which the Calculation Agent determines the Cash Settlement Value of each Pharmaceutical BOXES to be exchanged and the foregoing notice to the Trustee and DTC will be given prior to 11:00 a.m. on the first Business Day preceding such settlement. In no event shall settlement occur later than the fifth Trading Day following the Exchange Notice Date.

                                   If a Holder of Pharmaceutical BOXES tenders its Pharmaceutical BOXES for exchange pursuant to its Exchange Right, the Issuer shall be entitled to request that Morgan Stanley & Co. Incorporated or its successor ("MS & Co.") purchase the Pharmaceutical BOXES to be exchanged in consideration of, for each Pharmaceutical BOXES exchanged, an amount of cash equal to the Cash Settlement Value that would otherwise have been payable by the Issuer on the Exchange Date, plus accrued but unpaid base coupon amounts as described under "Interest Rate" above. MS & Co.'s agreement to purchase the tendered Pharmaceutical BOXES shall be without prejudice to the Holder's right to proceed against the Issuer upon any failure by MS & Co. to settle the purchase when due. Any Pharmaceutical BOXES purchased by MS & Co. shall remain outstanding.

                                   If the Exchange Date for the exchange of a Holder's Pharmaceutical BOXES is after the conclusion of a Quarterly Calculation Period and prior to the ex-interest date for the Interest Payment Date relating to such Quarterly Calculation Period, on the Exchange Date the Holder shall be entitled to base coupon amounts that have accrued from, and including, the Calculation Commencement Date of such Quarterly Calculation Period to, and including, the applicable Exchange Notice Date. The "ex-interest" date for any Interest Payment Date is the date on which purchase transactions in the Pharmaceutical BOXES no longer carry the right to receive the interest payable on such Interest Payment Date.

                                   If the Exchange Date for the exchange of a Holder's Pharmaceutical BOXES is on or after the "ex-interest" date for an Interest Payment Date and prior to such Interest Payment Date, on such Exchange Date a Holder shall only be entitled to its Cash Settlement Value plus any base coupon amounts that have accrued from but excluding the last day of the Quarterly Calculation Period relating to such Interest Payment Date to and including the Exchange Notice Date. For avoidance of doubt, such Holder shall be entitled to any base coupon amounts that have accrued during the Quarterly Calculation Period relating to such Interest Payment Date on such Interest Payment Date.

Minimum Exchange Amount.........   In order to exercise its Exchange Right, a
                                   Holder of Pharmaceutical BOXES must exchange at least 30,000 Pharmaceutical BOXES, or multiples of 100 in excess thereof. The
                                   Minimum Exchange Amount shall not apply so long as a Credit Exchange Event has occurred and is continuing.

Issuer Redemption Right.........   On or after November 26, 2008 (the "Initial
                                   Redemption Date") or earlier if the DGE Index is discontinued or suspended and there is no appropriate Successor Index as described under "Discontinuance of the DGE Index;
                                   Successor Index; Issuer Redemption Right," upon at least 30 but not more than 60 days' notice to Holders of the Pharmaceutical
                                   BOXES, the Issuer may call the Pharmaceutical
                                   BOXES in whole but not in part for mandatory exchange. If the Pharmaceutical BOXES are so called by the Issuer, then, unless the Holder subsequently exercises its Exchange Right prior to the sixth Trading Day immediately preceding the date fixed by the Issuer and set forth in the Early Redemption Notice for settlement of the redemption (the "Early
                                   Redemption Date"), Cash Settlement Value for each Pharmaceutical BOXES so called plus accrued but unpaid base coupon amounts to, but excluding, the sixth Trading Day prior to the Early Redemption Date shall be paid to Holders on the Early Redemption Date, upon delivery of such Holder's Pharmaceutical
                                   BOXES to the Trustee. The Issuer shall, or shall cause MS & Co., to deliver such Cash
                                   Settlement Value for each Pharmaceutical
                                   BOXES so called and such base coupon amounts to the Trustee on the Early Redemption Date for payment to such Holder.

                                   On the Early Redemption Notice Date, the
                                   Issuer shall give notice (the "Early
                                   Redemption Notice") of its exercise of the Issuer Redemption Right (i) to the Holders of the Pharmaceutical BOXES by mailing notice of such exercise by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Early Redemption Date at the Holder's last address as it shall appear upon the registry books; (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office; and (iii) to DTC in accordance with the applicable procedures set forth in the Letter of Representations related to the Pharmaceutical BOXES. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not a Holder of Pharmaceutical BOXES receives the notice. Failure to give notice by mail, or any defect in the notice to a Holder of Pharmaceutical BOXES, shall not affect the validity of the proceedings for the exercise of the Issuer Redemption Right with respect to any other Pharmaceutical BOXES.

                                   The Early Redemption Notice shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer and shall specify (i) the Early Redemption Date; (ii) the place or places of payment of Cash Settlement Value, and, if applicable, of any accrued but unpaid base coupon amounts as described under "Interest Rate" above, payable by the Issuer for each Pharmaceutical BOXES to be redeemed; (iii) that such delivery shall be made upon presentation and surrender of the Pharmaceutical BOXES; and (iv) that such exchange is pursuant to the Issuer Redemption Right.

                                   If any Pharmaceutical BOXES are not
                                   surrendered for exchange on the Early
                                   Redemption Date, they shall be deemed to be no longer outstanding under the Senior Indenture after the Early Redemption Date, except with respect to the Holder's right to receive the Cash Settlement Value and accrued but unpaid base coupon amounts due in connection with the Issuer Redemption Right for each Pharmaceutical BOXES called for redemption.

                                   If the Early Redemption Notice Date is after the conclusion of a Quarterly Calculation Period but prior to the "ex-interest" date for the Interest Payment Date relating to such Quarterly Calculation Period, such Interest Payment Date and the related Record Date shall be suspended and on the Early Redemption Date Holders of the BOXES on such Early Redemption Date shall be entitled to Cash Settlement Value for each Pharmaceutical BOXES called plus any base coupon amounts that have accrued from and including the Calculation Commencement Date of such Quarterly Calculation Period to but excluding the sixth Trading Day prior to the Early Redemption Date.

                                   If the Early Redemption Notice Date is after the conclusion of a Quarterly Calculation Period and on or after the "ex-interest" date for the Interest Payment Date relating to such Quarterly Calculation Period, the Issuer shall pay on the Early Redemption Date to the Holders of the BOXES on the Early Redemption Date any base coupon amounts that have accrued from but excluding the last day of the Quarterly Calculation Period relating to such Interest Payment Date to but excluding the sixth Trading Day prior to the Early Redemption Date, and the Issuer shall pay to Holders of the BOXES on the Record Date relating to such Interest Payment Date base coupon amounts accruing during the Quarterly Calculation Period relating to such Interest Payment Date either: (i) on such Interest Payment Date, if such Interest Payment Date is prior to the Early Redemption Date, or
                                   (ii) on the Early Redemption Date, if such Interest Payment Date is on or after the Early Redemption Date.

Exchange Ratios.................   The Exchange Ratio for each Underlying Stock
                                   shall be initially calculated by multiplying
                                   (a) the number of shares of such Underlying
                                   Stock, after appropriate adjustments
                                   (including those relating to the divisor used by the American Stock Exchange in the calculation of the DGE Index (the
                                   "Divisor")), used by the American Stock
                                   Exchange on November 20, 2001 in calculating the DGE Index by (b) one thirtieth.

                                   The Calculation Agent shall adjust the
                                   Exchange Ratios for the Underlying Stocks following each quarterly rebalancing of the DGE Index by the American Stock Exchange. The Calculation Agent also shall adjust an Exchange Ratio (x) if the American Stock Exchange adjusts the composition of the DGE Index, the Divisor used by the American Stock Exchange in calculating the DGE Index or the number of shares of the Underlying

                                   Stock used in calculating the DGE Index
                                   between quarterly rebalancings; (y) in
                                   accordance with the third and sixth
                                   paragraphs under "Discontinuance of the DGE
                                   Index; Successor Index; Issuer Redemption
                                   Right"; and (z) in accordance with
                                   "Adjustments to the Pharmaceutical BOXES." No such adjustment shall be made, however, if the Calculation Agent determines that such change by the American Stock Exchange contains or is the result of a manifest error. In such case, any exchange shall be made at the Exchange Ratio then in effect without regard to such manifest error.

                                   The Calculation Agent shall provide
                                   information as to any adjustment to any
                                   Exchange Ratio upon written request by a Holder of Pharmaceutical BOXES.

Discontinuance of the DGE Index;
Successor Index; Issuer
Redemption Right................   If and so long as the American Stock Exchange
                                   discontinues or suspends publication of the DGE Index and the American Stock Exchange or another entity publishes a successor or substitute index that the Calculation Agent determines to be substantially identical to the discontinued or suspended DGE Index (such index being referred to herein as a "Successor Index"), then such Successor Index shall replace the DGE Index for all purposes, including for purposes of determining the Exchange Ratios to be used in calculating the Cash Settlement Value payable for each Pharmaceutical BOXES based on the shares of Underlying Stocks. If the publication of a Successor Index is discontinued or suspended and the American Stock Exchange or another entity publishes a successor or substitute index that the Calculation Agent determines to be substantially identical to the discontinued or suspended DGE Index, then such other index shall replace the discontinued or suspended Successor Index and shall be deemed the Successor Index for all purposes hereof.

                                   Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent shall cause written notice thereof to be furnished to the Trustee, to the Issuer and to the Holders of the Pharmaceutical BOXES within three Trading Days of such selection.

                                   If the American Stock Exchange discontinues or suspends publication of the DGE Index prior to, and such discontinuance or suspension is continuing on, a date on which the Cash Settlement Value for each Pharmaceutical BOXES is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on such date (unless the Issuer shall have redeemed the Pharmaceutical BOXES pursuant to its Issuer Redemption Right as described under "Issuer Redemption Right" above), the Calculation Agent or one of its affiliates shall determine the Exchange Ratios to be used in computing the Cash Settlement Value for each Pharmaceutical BOXES. The Cash Settlement Value for each Pharmaceutical BOXES shall be computed by the Calculation Agent or one of its affiliates in accordance with the formula for and method of calculating the DGE Index (or Successor Index, as the case may be) last in effect prior to the discontinuance or suspension of the DGE Index (or Successor Index, as the case may be), using the Market Price at such time (or, if trading in an Underlying Stock has been materially suspended or limited, its good faith estimate of the Market Price that would have prevailed but for such suspension or limitation) for each security most recently comprising the DGE Index (or Successor Index, as the case may be).

                                   A material suspension or limitation of
                                   trading with respect to an Underlying Stock shall be deemed to have occurred upon (i) a suspension, absence or material limitation of trading in such Underlying Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in the primary exchange or market of trading for such Underlying Stock; or (ii) a breakdown or failure in the price and trading systems of the primary exchange or market of trading for such Underlying Stock, as a result of which the reported trading prices for such Underlying Stock during the last one-half hour preceding the closing of trading in such market are materially inaccurate, as determined by the Calculation Agent in its sole discretion.

                                   The Issuer shall cause the Calculation Agent to provide prompt notice to the Trustee, on which notice the Trustee may conclusively rely, of (i) the discontinuance or suspension by the American Stock Exchange or another entity of the DGE Index or a Successor Index;
                                   (ii) the Calculation Agent's selection of any Successor Index; and (iii) in the event that there is no appropriate Successor Index, of the manner in which the Calculation Agent shall thereafter determine the Exchange Ratios to be used in computing the Cash Settlement Value with respect to the Pharmaceutical BOXES.

                                   If, as a result of any discontinuance or suspension of the DGE Index or a Successor Index or any modification of the DGE Index or a Successor Index, the Calculation Agent makes any adjustment to any Exchange Ratio of any Underlying Stock and consequent adjustment to the Cash Settlement Value due to the Holder for each Pharmaceutical BOXES, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office, on which notice the Trustee may conclusively rely.

                                   Notwithstanding the foregoing, the Issuer shall have the right to call the Pharmaceutical BOXES at any time that the Calculation Agent determines that there is no appropriate Successor Index, even if such event occurs before the Initial Redemption Date. See "Issuer Redemption Right" above. If the Issuer exercises this right, then from and after the Early Redemption Notice Date the Calculation Agent shall cease to calculate the DGE Index and the composition of the Underlying Stocks shall become fixed as of such date, except that the Calculation Agent in its sole discretion may make adjustments thereafter solely to reflect the occurrence of a corporate or other similar event affecting an Underlying Stock. Any such subsequent adjustment shall be designed to maintain the relative investment represented by each Underlying Stock at its respective Exchange Ratio as of the Early Redemption Notice Date.

Adjustments to the Pharmaceutical
BOXES...........................   If the method of calculating the DGE Index or
                                   a Successor Index is modified so that the value of such index is a fraction or multiple of what it would have been had it not been so modified, then the Calculation Agent shall adjust the Exchange Ratios of the Underlying
                                   Stocks in order to arrive at a value of the Pharmaceutical BOXES relative to the DGE
                                   Index or any such Successor Index as if the DGE Index or any such Successor Index had not been so modified. The Calculation Agent shall also adjust the Supplemental Coupon Fraction in order to arrive at a supplemental coupon amount that would have been calculated if the DGE Index or any such Successor Index had not been so modified.

                                   The Issuer shall cause the Calculation Agent to provide prompt notice to the Trustee of any adjustment to an Exchange Ratio or the Supplemental Coupon Fraction, on which notice the Trustee may conclusively rely.

Credit Exchange Event...........   If and so long as the Issuer's senior debt
                                   rating is downgraded below A- by Standard &
                                   Poor's Rating Services ("Standard & Poor's") or below A3 by Moody's Investors Service
                                   ("Moody's") (or below the equivalent ratings of any successor to Standard & Poor's or Moody's), a Credit Exchange Event shall occur. So long as a Credit Exchange Event has occurred and is continuing, the Minimum
                                   Exchange Amount shall not apply.

                                   The Issuer shall cause the Calculation Agent to provide prompt notice to the Trustee and DTC of the occurrence of any Credit Exchange Event and the discontinuance of such Credit Exchange Event, on which notice the Trustee and DTC may conclusively rely. The Issuer shall also instruct the Trustee to provide notice to the Holders of Pharmaceutical BOXES of the occurrence of a Credit Exchange Event.

Calculation Agent...............   MS & Co.

                                   The Issuer shall cause the Calculation Agent to make all calculations hereunder, including without limitation with respect to any Exchange Ratio, Cash Settlement Value, Market Price, Interest Rate, amount of interest payable with respect to each Pharmaceutical BOXES and any adjustment to the Exchange Ratio. The Trustee shall have no responsibility to make any calculation hereunder, including the foregoing.

                                   All determinations made by the Calculation
                                   Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Issuer, the Trustee and Holders of the Pharmaceutical BOXES.

                                   The Calculation Agent shall round all
                                   percentages resulting from any calculation with respect to the Pharmaceutical BOXES to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent with five-tenths of a cent being rounded upwards.

                                   The Issuer shall cause the Calculation Agent to provide notice to the Trustee and DTC no later than 11:00 a.m. New York City time on the fifth Trading Day prior to the Maturity Date or any Early Redemption Date of the aggregate amount of interest or the Cash Settlement Value payable to Holders on each such date, on which notice the Trustee and DTC may conclusively rely.

Market Disruption Event.....       A Market Disruption Event with respect to an
                                   Underlying Stock shall be deemed to have occurred upon:

                                      (i) a suspension, absence or material
                                      limitation of trading of such Underlying
                                      Stock on the primary market for such
                                      Underlying Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Underlying Stock as a result of which the reported trading prices for such Underlying Stock during the last one-half hour preceding the closing of the principal trading session in such market are materially inaccurate, as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of the Issuer or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the Pharmaceutical BOXES.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred with respect to an Underlying Stock: (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange; and (2) limitations pursuant to New York Stock Exchange ("NYSE") Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading.

Market Price................       If an Underlying Stock (or other security for
                                   which a Market Price must be determined) is listed on a national securities exchange, is a security of The Nasdaq National Market or is included in the OTC Bulletin Board Service
                                   ("OTC Bulletin Board") operated by the
                                   National Association of Securities Dealers,
                                   Inc. (the "NASD"), the Market Price for one share of such Underlying Stock (or one unit of any such other security) means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Underlying Stock (or any such other security) is listed or admitted to trading (which may be the Nasdaq
                                   National Market if it is then a national securities exchange); or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if such Underlying
                                   Stock (or any such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on The
                                   Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin
                                   Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause (i) or (ii) above, the Market Price for any Trading Day or any Determination Date that is not a Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for such Underlying Stock (or any such other security) obtained from as many dealers in such stock (which may include MS & Co. or any of the Issuer's other subsidiaries or affiliates), but not exceeding three, as shall make such bid prices available to the Calculation Agent. A "security of The Nasdaq
                                   National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Alternate Exchange
Calculation  in Case of
an Event of Default.........       Upon acceleration of the Pharmaceutical BOXES
                                   following the occurrence of an Event of
                                   Default, as defined in the Senior Indenture, with respect to the Pharmaceutical BOXES, Holders shall be entitled to receive an amount in cash for each Pharmaceutical BOXES equal to Cash Settlement Value, as calculated by the Calculation Agent as if the date of the acceleration were a Determination Date, plus accrued but unpaid base coupon amounts and accrued but unpaid supplemental coupon amounts up to but excluding the date of acceleration; PROVIDED that if prior to the date of acceleration (x) a Holder of the Pharmaceutical BOXES has submitted an Official Notice of Exchange to the Issuer in accordance with "Exchange
                                   Right" above; or (y) the Issuer has called the Pharmaceutical BOXES in accordance with "Issuer Redemption Right" and "Early
                                   Redemption Notice Date" above and the date of acceleration occurs on or after the sixth
                                   Trading Day prior to the Early Redemption
                                   Date, the amount declared due and payable upon any such acceleration shall be an amount in cash for each Pharmaceutical BOXES equal to the Cash Settlement Value, determined by the Calculation Agent as of the Determination
                                   Date relating to such Holder's exercise of its exchange right or such call by the Issuer, as applicable, plus accrued but unpaid base coupon amounts calculated up to and including the Exchange Notice Date or up to but excluding the sixth Trading Day prior to the Early Redemption Date, as applicable.
                                   If the Issuer has called the Pharmaceutical
                                   BOXES and the acceleration date occurs before the sixth Trading Day prior to the Early
                                   Redemption Date, Holders shall be entitled to receive an amount in cash for each Pharmaceutical BOXES equal to Cash Settlement
                                   Value calculated as of the date of
                                   acceleration, plus accrued but unpaid base coupon amounts up to but excluding such date of acceleration. Whenever in the Senior
                                   Indenture, including 5.01(b) of the Senior
                                   Indenture, or this Registered Global Security there is mentioned, in any context, default in the payment of the principal of or principal amount of any Security of any series, such mention shall be deemed to be, solely with respect to the Pharmaceutical
                                   BOXES, default in the payment of the Cash
                                   Settlement Value with respect to such
                                   Pharmaceutical BOXES.

                                   If the acceleration date is after the
                                   conclusion of a Quarterly Calculation Period but prior to the ex-interest date for the Interest Payment Date relating to such Quarterly Calculation Period, such Interest Payment Date and the related Record Date shall be suspended and on the acceleration date Holders of the Pharmaceutical Boxes on such acceleration date shall be entitled to Cash Settlement Value for each of their Pharmaceutical BOXES plus any base coupon amounts that have accrued from and including the Commencement Date of such

                                   Quarterly Calculation Period to but excluding the acceleration date. Furthermore, if the acceleration date is after the conclusion of an Annual Calculation Period (other than the final Annual Calculation Period) but prior to the ex-interest date for the Interest Payment Date relating to such Annual Calculation Period, on the acceleration date Holders of the Pharmaceutical Boxes on such acceleration date also shall be entitled to any supplemental coupon amounts that have accrued from and including the Commencement Date of such Annual Calculation Period to but excluding the acceleration date. For the purposes of determining supplemental coupon amounts that have accrued from and including the Commencement Date of such Annual Calculation Period to but excluding the acceleration date, supplemental coupon amounts shall accrue at an annual rate of 0.05% of the lesser of one thirtieth of the Closing Value of the DGE Index on November 20, 2001 and one thirtieth of the average closing value of the DGE Index during such Annual Calculation Period.

                                   If the acceleration date is after the
                                   conclusion of a Quarterly Calculation Period and on or after the ex-interest date for the Interest Payment Date relating to such Quarterly Calculation Period, the Issuer shall pay on the acceleration date to the Holders of Pharmaceutical BOXES on the acceleration date any base coupon amounts that have accrued from but excluding the last day of the Quarterly Calculation Period relating to such Interest Payment Date to but excluding the acceleration date, and the Issuer shall pay to Holders of the Pharmaceutical BOXES on the Record Date relating to such Interest Payment Date base coupon amounts accruing during the Quarterly Calculation Period relating to such Interest Payment Date either: (i) on such Interest Payment Date, if such Interest Payment Date is prior to the acceleration date, or (ii) on the acceleration date, if such Interest Payment Date is on or after the acceleration date. Furthermore, if the acceleration date is after the conclusion of an Annual Calculation Period (other than the final Annual Calculation Period) and on or after the ex-interest date for the Interest Payment Date relating to such Annual Calculation Period, the Issuer shall pay on the acceleration date to the Holders of Pharmaceutical BOXES on the acceleration date any supplemental coupon amounts that have accrued from but excluding the last day of the Annual Calculation Period relating to such Interest Payment Date to but excluding the acceleration date (determined as described in the last sentence of this paragraph), and the Issuer shall pay to Holders of the Pharmaceutical BOXES on the Record Date relating to such Interest Payment Date supplemental coupon amounts accruing during the Annual Calculation Period relating to such Interest Payment Date either: (i) on such Interest Payment Date, if such Interest Payment Date is prior to the acceleration date, or (ii) on the acceleration date, if such Interest Payment Date is on or after the acceleration date. For the purposes of determining supplemental coupon amounts that have accrued from but excluding the last day of the Annual Calculation Period relating to such Interest Payment Date to but excluding the acceleration date, supplemental coupon amounts shall accrue at an annual rate of 0.05% of the lesser of one thirtieth of the Closing Value of the DGE Index on November 20, 2001 and one thirtieth of the average closing value of the DGE Index during such Annual Calculation Period.

                                   The Calculation Agent shall determine the amount of cash due with respect to each Pharmaceutical BOXES on an acceleration date and shall give the Trustee immediate notice of such amount, on which notice the Trustee may conclusively rely.

Notices to Trustee..........       Except as otherwise specifically provided
                                   herein, all notices given hereunder to the Trustee shall be in writing and shall be delivered either by hand to its Corporate
                                   Trust Office in the Borough of Manhattan, The
                                   City of New York, or by facsimile
                                   transmission to said office promptly
                                   confirmed by mailing such notice to the
                                   Trustee by first class mail, postage prepaid, at said office and all references herein to the New York office of the Trustee shall mean said Corporate Trust Office, which office on the Original Issue Date is located at 450
                                   West 33rd Street, New York, New York, 10001,
                                   Attention: Institutional Trust Services.

Treatment of Pharmaceutical
BOXES for United States
Federal Income Tax Purposes.       The Issuer, by its sale of the Pharmaceutical
                                   BOXES, and each Holder of Pharmaceutical
                                   BOXES (and any successor Holder of
                                   Pharmaceutical BOXES), by its respective purchase thereof, agree to characterize the Pharmaceutical BOXES for all tax purposes as a prepaid cash settlement forward contract with respect to a portfolio of stocks consisting of the Underlying Stocks under which: (i) at the time of issuance of the Pharmaceutical BOXES the Holder pays the Issuer a fixed amount of cash equal to the issue price of the Pharmaceutical BOXES in consideration for the Issuer's obligation to deliver to the Holder the Cash Settlement Value on the Maturity
                                   Date or any Early Redemption Date or Exchange
                                   Date or appropriate settlement date in the case of a Market Disruption Event, as described under "Cash Settlement Value
                                   Payable at Maturity or upon Exchange or
                                   Issuer Redemption" above; (ii) until such Maturity Date or Early Redemption Date or
                                   Exchange Date or appropriate settlement date in the case of a Market Disruption Event, the Issuer shall be obligated to pay amounts equal to the base coupons and supplemental coupons as a return on the Pharmaceutical
                                   BOXES that constitutes income to the Holder;
                                   (iii) on such Maturity Date or Early
                                   Redemption Date or Exchange Date or
                                   appropriate settlement date in the case of a Market Disruption Event, the Issuer shall deliver to the Holder a cash amount equal to the sum of the Cash Settlement Value and certain accrued but unpaid coupon amounts in full satisfaction of the Issuer's obligation under the prepaid cash settlement forward contract; and (iv) it shall not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in the foregoing clauses (i) through (iii), unless such action or position is required by an applicable taxing authority, by a change in statutory law or regulation, or by a judicial or other authoritative interpretation of the law enacted, promulgated or published after the date hereof.

            If an Interest Payment Date, Exchange Date, any Early Redemption Date or the Maturity Date (or any other redemption or repayment date) does not fall on a Business Day, payment of interest or other amount payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Exchange Date, Early Redemption Date or Maturity Date (or any other redemption or repayment date), and no interest on such payment shall accrue for the period from and after such Interest Payment Date, Exchange Date, Early Redemption Date or Maturity Date (or any other redemption or repayment date) to such next succeeding Business Day.

            This Registered Global Security and all the obligations of the Issuer hereunder are direct, senior unsecured obligations of the Issuer and rank without preference or priority among themselves and PARI PASSU with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

            The Trustee has been appointed registrar for the Pharmaceutical BOXES, and the Trustee shall maintain at its office in the Borough of Manhattan, The City of New York, a register for the registration and transfer of Pharmaceutical BOXES. Subject to the limitations, terms and conditions set forth herein and in the Senior Indenture, this Registered Global Security may be transferred at the aforesaid office of the Trustee by surrendering this Registered Global Security for cancellation and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Registered Global Security or Registered Global Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations; PROVIDED however, that the Trustee shall not be required (i) to register the transfer of or exchange any Pharmaceutical BOXES that have been called for redemption; or (ii) to register the transfer of or exchange Pharmaceutical BOXES to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Pharmaceutical BOXES. Upon the occurrence of certain events specified in Section 2.08 of the Senior Indenture, this Registered Global Security is exchangeable at the office of the Trustee for definitive registered Securities without coupons of authorized denominations in an equal aggregate principal amount and having identical terms and provisions as the surrendered Registered Global Security.

            All Registered Global Securities surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Issuer and the Trustee and executed by the registered Holder or by the Holder's attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. The date of registration of any Pharmaceutical BOXES delivered upon exchange or transfer of Pharmaceutical BOXES shall be such that no gain or loss of interest results from such exchange or transfer.

            In case this Registered Global Security shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Registered Global Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Registered Global Security of like tenor in exchange for this Registered Global Security, but, if this Registered Global Security is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Registered Global Security was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Registered Global Security shall be borne by the owner of the Registered Global Security mutilated, defaced, destroyed, lost or stolen.

            The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Pharmaceutical BOXES of which this Registered Global Security forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Registered Global Security, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the Holders of a majority in principal amount of the debt securities of all affected series then outstanding. For purposes of the Pharmaceutical BOXES, references to declaration or payment of principal in the immediately preceding sentence shall mean declaration or payment of the Cash Settlement Value.

            The Senior Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Senior Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Senior Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; PROVIDED that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any Security when due; or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Senior Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Senior Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of all series with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may, on behalf of the Holders of all such Securities, waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to any default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Registered Global Security (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Registered Global Security and any Securities which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Registered Global Security or such other Securities.

            So long as this Registered Global Security shall be outstanding, the Issuer shall cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Registered Global Security as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Registered Global Securities. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

            With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Pharmaceutical BOXES that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Pharmaceutical BOXES that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof; and (ii) such moneys shall be so repaid to the Issuer upon its request therefor. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Registered Global Security as the same shall become due.

            No provision of this Registered Global Security or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Cash Settlement Value (if any) and interest on this Registered Global Security at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Registered Global Security.

            The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Registered Global Security (whether or not this Registered Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Cash Settlement Value and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

            No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of penalty or assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            This Registered Global Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

            TEN COM        -   as tenants in common
            TEN ENT        -   as tenants by the entireties
            JT TEN         -   as joint tenants with right of survivorship and
                               not as tenants in common

      UNIF GIFT MIN ACT  -                     Custodian
                             ------------------           ------------------
                                  (Minor)                      (Cust.)

      Under Uniform Gifts to Minors Act

                                        -----------------------------
                                                  (State)

      Additional abbreviations may also be used though not in the above list.

                           ---------------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Registered Global Security and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:
      ------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Registered Global Security in every particular without alteration or enlargement or any change whatsoever.

                                                                         ANNEX A


                           OFFICIAL NOTICE OF EXCHANGE

                                        Dated:  On or after December 26, 2001

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: William Threadgill)

Dear Sirs:

    The undersigned holder of the Basket Opportunity eXchangeablE SecuritiesSM due October 30, 2031, exchangeable for an amount of cash based on the value of the stocks underlying the American Stock Exchange's DGE Index of Morgan Stanley Dean Witter & Co. (CUSIP No. 61744Y520) (the "Pharmaceutical BOXES") hereby irrevocably elects to exercise with respect to the number of Pharmaceutical BOXES indicated below, as of the date hereof, the Exchange Right as described in the prospectus supplement dated November 20, 2001 (the "Prospectus Supplement") to the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Prospectus Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated.

      The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Pharmaceutical BOXES indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Pharmaceutical BOXES); and (ii) it will cause the Pharmaceutical BOXES to be exchanged to be transferred to the Trustee on the Exchange Date.

                                          Very truly yours,

                                          -----------------------------------
                                          [Name of Holder]

                                          By:
                                             ---------------------------------
                                             [Title]

                                             ---------------------------------
                                             [Tel. No.]

                                             ---------------------------------
                                             [Fax No.]

Number of Pharmaceutical BOXES
surrendered for exchange(1):                 _________________________________

Receipt of the above Official Notice of Exchange is hereby acknowledged.

MORGAN STANLEY DEAN WITTER & CO., as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By: MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By: _____________________________________
    Title:

Date and time of acknowledgment:

--------
(1) Minimum 30,000 Pharmaceutical BOXES unless a Credit Exchange Event (as defined in the Prospectus Supplement) has occurred and is continuing.